EXHIBIT 3.2

_______________________________

BY-LAWS
OF
MCI, INC.
(adopted on April 19, 2004)

_______________________________

BY-LAWS
OF
MCI, INC.
(a Delaware corporation)

PREAMBLE

                       These by-laws (these “By-laws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) and the certificate of incorporation of MCI, Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these By-laws and the mandatory provisions of the DGCL or the provisions of the certificate of incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”), such provisions of the DGCL or the Certificate of Incorporation, as the case may be, shall control.

ARTICLE I

Stockholders

SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board or Directors of the Corporation (the “Board” or the “Board or Directors”) shall determine.

SECTION 2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time solely by the Board at either its own initiative or at the written request of stockholders holding together a majority of all the shares of the Corporation entitled to vote at the meeting. Any such stockholder request must state in general terms the purpose or purposes for which the meeting is to be held and include the information required in a stockholder’s notice as set forth in Section 9(c) of Article I of these By-laws (and, if a director is nominated for election at such meeting, the information required in a stockholder’s notice as set forth in Section 10(c) of Article I of these By-laws). The meeting shall be held on such day and at such time and place, within or without the State of Delaware, as shall be fixed by the Board. Action taken at special meetings of stockholders shall be limited to such purpose or purposes as specified in the notice provided to stockholders pursuant to Section 4 of Article I of these By-laws.

SECTION 3. Stockholder Meetings by Remote Communication. The Board may, in its sole discretion, with respect to any meeting of stockholders, determine that the meeting may be held solely by means of remote communication, or, that stockholders and proxyholders not physically present at a meeting may, by means of remote communication, participate in such meeting and be deemed to be present in person and vote at a meeting of stockholders. In such case, the Board shall determine and set guidelines and procedures for the holding of any meeting by remote communication.

SECTION 4. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting, shall be mailed or delivered to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held. Any notice to stockholders may be given by electronic transmission if the form of electronic transmission has been consented to by the stockholder to whom the notice is given. Such consent shall be maintained by the Secretary of the Corporation or the transfer agent together with the records of the Corporation. Where such consent is given, any notice shall be deemed given, if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice; if by electronic mail, when directed to the electronic mail address at which the stockholder has consented to receive notice. The Secretary or Assistant Secretary of the Corporation or the transfer agent of the Corporation shall file with the Corporation an affidavit that such notice has been given by form of electronic transmission.

SECTION 5. Stockholder Lists. The Corporate Secretary or the officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 6. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person, by proxy, or by remote communication, if applicable. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law, the Certificate of Incorporation or these By-laws shall be decided by the vote of the holders of a majority of the shares entitled to vote who are present in person or by proxy at such meetings. If there be no such quorum, the holders of a majority of such shares so present or represented or the presiding officer of the meeting pursuant to Section 7 below, may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 7. Organization. Meetings of stockholders shall be presided over by the Board Chairman, as defined in the Certificate of Incorporation, or in the Board Chairman’s absence, the CEO, as defined in the Certificate of Incorporation, or if neither of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 8. Voting; Proxies; Required Vote. At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact, or by transmitting or authorizing the transmission of a telegram, cablegram or electronic transmission, and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. Notice of Stockholders Business at Meetings of Stockholders. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section.

(a) The proposal of business to be considered by stockholders at an annual meeting of stockholders may be made only (i) pursuant to the Corporation’s notice of meeting pursuant to Article I of these By-laws, (ii) by or at the direction of the Board or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice as provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action.

(b) To be timely, a stockholder’s notice to propose business at an annual meeting of stockholders shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting but not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.

(c) Such stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is being made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and (iv) any interest of such stockholder and such beneficial owner in such business.

(d) If the Chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not brought properly before the meeting and such business shall not be transacted.

(e) For purposes of this Section and Section 10 of Article I of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Services, Associated Press or comparable national new service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 10. Nomination of Directors. Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors of the Corporation; provided, however, that the procedures set forth in this Section shall not apply to nominations made pursuant to Section 10 of Article VI of the Certificate of Incorporation and any person nominated in accordance with Section 10 of Article VI of the Certificate of Incorporation shall be eligible to serve as a director of the Corporation.

(a) Nominations of persons for election to the Board at an annual meeting of stockholders may be made only (i) pursuant to the Corporation’s notice of meeting pursuant to Article I of these By-laws, (ii) by or at the direction of the Board or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.

(b) To be timely, a stockholder’s notice to nominate directors for an annual meeting of stockholders shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting but not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.

(c) Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are owned beneficially or of record by such person, (D) a good faith determination of whether such person would qualify as an Independent Director in accordance with Article VI of the Certificate of Incorporation and Section 2 of Article II of these By-laws and the basis for such determination and (E) any other information relating to such persons that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (A) the name and address of such stockholder as they appear on the Corporation’s books and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The Board also may require any proposed nominee to furnish such other information as may reasonably be required by the Board to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(d) Notwithstanding anything in this Section to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees or specifying the size of the increased Board at least 100 days prior to the first anniversary of the date of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(e) Nominations of persons for election to the Board at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of the meeting may be made (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice as provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the

Board, any such stockholder may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice containing such information as required by paragraph (c) of this Section shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(f) If the Chairman of any meeting of stockholders determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation.

SECTION 12. Duration and Revocation of Consents. (a) In order that the Corporation’s stockholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any corporate action to be taken by written consent shall not be effective until, and the stockholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days after the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(k) promulgated under the Exchange Act) of consents. For purposes of this Section and Section 13 of this Article I, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s stockholders.

(b) Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the DGCL. Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Stockholders”) or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

SECTION 13. Inspections of Consents. (a) Within three (3) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the DGCL or the determination by the Board that the Corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

(b) Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Stockholder or their representatives or any other entity. As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the DGCL or (ii) a written request therefor (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), by the Corporation or the Soliciting Stockholders (whichever is soliciting consents) notice of which request shall be given to the party opposing the solicitation of consents, if any, and which request shall state that the Corporation or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these By-laws, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders. Such preliminary report shall state: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; and (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

(c) Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting

Stockholders shall have forty-eight (48) hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within forty-eight (48) hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors’ preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

(d) The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting and by less than unanimous written consent.

SECTION 14. Inspector of Elections. The Board, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE II

Board of Directors

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board.

SECTION 2. Qualification; Number; Term; Remuneration (a) Each director shall be at least 18 years of age. Except as otherwise provided in the Certificate of Incorporation or these By-laws, a director need not be a stockholder of the Corporation, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be determined by the Board within the parameters set forth in the Certificate of Incorporation. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b) Each director other than the CEO shall be an Independent Director. An “Independent Director” shall be a director that the Board in good faith affirmatively determines has no material relationship that would interfere with the exercise of objective judgment in carrying out the responsibilities of a director, and shall meet the other requirements for Independent Directors set forth in the Certificate of Incorporation including any applicable SEC rule and applicable listing rules of a national securities exchange or a national securities quotation system (any such rules, “Listing Rules”).

(c) Each director shall satisfy the qualification standards set forth in Section 4 of Article VI of the Certificate of Incorporation.

(d) Each director shall satisfy the requirements concerning skills, experiences, or expertise set forth in Section 5 of Article VI of the Certificate of Incorporation.

(e) Each director shall visit at least one facility of the Corporation annually, in addition to and independent of any regularly scheduled Board meetings held at any facilities of the Corporation.

SECTION 3. Board Chairman. (a) The qualification standards for Board Chairman are as follows:

(i) the individual shall not have been an employee or senior officer of the Corporation or any of its subsidiaries within the prior ten calendar years;

(ii) the individual shall have served on the board of directors of at least three publicly traded companies, at least one of which having had an equity market capitalization exceeding $5 billion at the time of that individual’s service, or the individual shall have served as the chairman or chief executive officer, or other comparable position, of at least one business or governmental organization, or as president of a major university, and shall be a person of widely recognized stature, experience and accomplishments;

(iii) the individual shall not ever have been the subject of a SEC enforcement action in which he or she consented (with or without admission of wrongdoing) to the entry of injunctive relief, a cease and desist order, or a suspension or other limitation on the ability to serve as a corporate officer or supervisor, or had any license suspended or revoked due to misconduct of any type; and

(iv) the individual shall have continually qualified as an Independent Director and shall not have violated any fiduciary duty to the Corporation or any of its subsidiaries or any Corporate Policy (as defined in the Certificate of Incorporation).

(b) The Board Chairman shall be responsible for:

(i) convening and chairing the meetings of the Board as well as meetings of the Independent Directors where members of management are not present;

(ii) discussing and determining with the CEO potential agenda items for meetings of the Board and the Board’s information needs associated with those agenda items;

(iii) coordinating the work and meetings of the Standing Committees of the Board, and acting as liaison between directors, committee chairs, the CEO and management and reviewing possible committee membership changes;

(iv) serving as an information resource for other directors;

(v) coordinating Board member visits to Corporation facilities;

(vi) reviewing at least annually, with the appropriate Board committee, the overall effectiveness of the Corporation’s ethics program, internal audit and legal compliance systems;

(vii) organizing and overseeing an annual review of the effectiveness of the Board and the contribution of each director, including the self-assessment of each director and member of each committee;

(viii) organizing and overseeing an annual review by the Board of the performance of the CEO; and

(ix) performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board.

(c) The Board Chairman shall be elected by the Board annually, for a maximum tenure of six years.

(d) The Board Chairman shall have adequate support selected from the Corporation’s staff pursuant to the Corporation’s Corporate Governance Guidelines or other applicable Corporate Policy to permit the successful completion of assigned responsibilities.

SECTION 4. Quorum; Required Vote. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

SECTION 5. Places of Meetings. Meetings of the Board may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of meeting, and in accordance with the requirements set forth in the Certificate of Incorporation.

SECTION 6. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 7. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine, in accordance with the requirements set forth in the Certificate of Incorporation. Notice need not be given of regular meetings of the Board held at times and places fixed by resolution of the Board.

SECTION 8. Executive Sessions. At each meeting of the Board, the Independent Directors shall meet without members of management present for some period of time (“Executive Sessions”) to provide Independent Directors the opportunity to discuss issues related to management performance and any other matters they choose.

SECTION 9. Special Meetings. Special meetings of the Board shall be held whenever called by the Board Chairman, the CEO or by a majority of the directors then in office. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board shall be given to each director by mailing the same at least two days, or as soon as otherwise practicable, before the special meeting, or by telephone, facsimile transmission or electronic transmission or by delivering the same personally not later than the day before the day of the meeting, or as soon as otherwise practicable.

SECTION 10. Participation by Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute the presence of the person at the meeting.

SECTION 11. Organization. At all meetings of the Board, the Board Chairman, or in the Board Chairman’s absence or inability to act, the CEO, or in the CEO’s absence or inability to act, a director chosen by the directors present, shall preside; provided, however, that in the Board Chairman’s absence or inability to act, only an Independent Director may preside at an Executive Session. The Secretary of the Corporation shall act as secretary at all meetings of the Board when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 12. Resignation; Removal. (a) Any director may resign at any time upon written notice or by electronic transmission to the Corporation and such resignation shall take effect upon receipt thereof by the Board Chairman, CEO or Secretary, unless otherwise specified in the resignation.

(b) After election to the Board, if any director subsequently has a change in status, which shall occur through a change in employer or employment status, commencement of any material SEC or other government investigation or prosecution involving such director as a target or subject, the existence of any conflict of interest involving, or violation of any fiduciary duty by, such director or other material change in status (including a change relating to the requirements of paragraphs (b) and (c) of Section 2 of this Article), such director shall tender his or her resignation to the Board. The Board, meeting outside the presence of the director in question, shall determine whether or not to accept the tendered resignation;

SECTION 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all the directors consent thereto in writing or by electronic transmission, and the writing or transmission is filed with the minutes of proceedings of the Board.

ARTICLE III

Committees

SECTION 1. Appointment; Tenure. (a) In accordance with the Certificate of Incorporation, the Board may from time to time, by a resolution adopted by a majority of the entire Board, create, in addition to the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Management Committee any other committee for any lawful purpose, having such powers as shall be determined and specified by the Board in the resolution of appointment.

(b) Consistent with the Certificate of Incorporation and these Bylaws, all committee members shall be appointed by the Board annually and shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of a committee may be removed, with or without cause, by the Board at any time. The Board may appoint a chairman to convene and chair all sessions of a committee, set agendas for committee meetings, and determine the information needs of a committee. If the Board fails to appoint a chairman, the members of the committee shall elect a chairman by majority vote to serve at the pleasure of the majority.

SECTION 2. Compensation. Members of committees of the Board shall receive annual fees set forth in the Corporation’s Compensation Guidelines adopted by the Compensation Committee or other applicable Corporate Policy.

SECTION 3. Audit Committee. (a) The Audit Committee shall oversee the conduct and integrity of the Corporation’s financial reporting process and perform the following duties and responsibilities (in addition to those set forth in the Audit Committee Charter):

(i) reviewing, in an oversight capacity, the quality and efficacy of the Corporation’s internal controls and the quality of risk management programs at least twice each year;

(ii) meeting not less than twice each year with the General Counsel of the Corporation to review issues arising out of compliance activities and the Corporation’s Ethics Office, as well to assess contingent legal and regulatory risks to the Corporation;

(iii) appointing (and if appropriate dismissing), evaluating, compensating (including the review of all invoices) and overseeing the work of the Corporation’s independent “registered public accounting firm” as defined by the Public Company Accounting Oversight Board (the “Independent Auditor”) who shall report directly to the Audit Committee;

(iv) regularly meeting with the Independent Auditor to review the annual audit plan, the annual testing of internal controls by the Independent Auditor, management letters issued by such auditors, accounting policy issues (including the review of all technical accounting issues under discussion between the audit engagement team and such firm’s national or other technical and quality control offices);

(v) investigating, reviewing and/or discussing with management and/or the Independent Auditor any matter brought to its attention with access to all books, records, facilities and personnel of the Corporation; and

(b) Members of the Audit Committee shall meet the independence requirements set forth in the Certificate of Incorporation and in any applicable SEC and Listing Rules. Members of the Audit Committee shall meet the financial literacy requirements set forth in any applicable Listing Rules. At least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined under applicable SEC rules. Additionally, each member of the Audit Committee shall have financial expertise as set forth in the Audit Committee Charter.

(c) Each member of the Audit Committee shall have in the aggregate not less than three years prior experience serving on audit committees of public companies or other experience such as service at a regulatory body or standard-setting body or as a senior audit partner of an independent accounting firm, which the Board shall deem comparable. However, no member of the Audit Committee may simultaneously serve on the audit committee of more than two other public corporations.

(d) The Board shall adopt a written charter of the Audit Committee setting forth the purpose of the Audit Committee, criteria for membership on the Audit Committee, how often the Audit Committee shall meet, and the key responsibilities of the Audit Committee, all consistent with the requirements of the Certification of Incorporation and these By-laws.

(e) The Audit Committee shall meet not less than six times per year.

(f) The Audit Committee shall have sole authority to retain and terminate the Independent Auditor and the Committee’s independent advisors and legal counsel, as it deems necessary or appropriate, including sole authority to approve such auditors’, advisors’ and/or counsel’s fees and other retention terms.

(g) Members of the Audit Committee shall attend an annual education program, as provided or approved by the Nominating and Corporate Governance Committee, based on recommendations from the Audit Committee.

(h) The chairmanship of the Audit Committee shall rotate not less than every three years. At the end of such rotation the chairman may remain as a member of the Audit Committee and may serve again as chairman in the future. No chairman of the Audit Committee shall hold such position for a total of more than six years.

(i) The chairman of the Audit Committee shall be expected to devote substantial time to the work of the committee, including meetings or discussions with internal financial personnel, external audit personnel, analysts or stockholders, experts for the Audit Committee or others, as required.

SECTION 4. Compensation Committee. (a) The Compensation Committee shall oversee the compensation of the Corporation’s executive officers and directors and perform the duties and responsibilities set forth in the Compensation Committee Charter.

(b) The Compensation Committee shall consist of three or more Independent Directors, each of whom shall have experience with compensation and human resources issues.

(c) The Board shall adopt a written charter of the Compensation Committee, which shall set forth the purpose of the Compensation Committee, criteria for membership on the Compensation Committee, how often the Compensation Committee shall meet and the key responsibilities of the Compensation Committee, all consistent with the requirements of the Certification of Incorporation and these By-laws.

(d) The Compensation Committee shall meet not less than four times per year.

(e) The Compensation Committee shall have sole authority to retain and terminate the Committee’s independent advisors and/or legal counsel, as it deems necessary or appropriate, including sole authority to approve such advisors’ or counsel’s fees and other retention terms.

(f) Members of the Compensation Committee shall attend an annual education program, as provided or approved by the Nominating and Corporate Governance Committee, based on recommendations from the Compensation Committee.

(g) The chairman of the Compensation Committee shall be elected annually, with a term limit of three years, though such individual may remain a member of the Compensation Committee beyond such time.

(h) The chairman of the Compensation Committee shall be expected to devote substantial time to the work of the committee, including meetings or discussions with internal human resources personnel, external compensation advisors, analysts, stockholders, advisors to the Compensation Committee or others, as required.

SECTION 5. Nominating and Corporate Governance Committee. (a) The Nominating and Corporate Governance Committee shall oversee director nomination and corporate governance processes and perform the duties and responsibilities set forth in the Certificate of Incorporation and the Nominating and Corporate Governance Committee Charter.

(b) The Nominating and Corporate Governance Committee shall consist of three or more Independent Directors, each of whom shall possess expertise in governance issues or have substantial leadership experience.

(c) The Board shall adopt a written charter of the Nominating and Corporate Governance Committee, which shall set forth the purpose of the Nominating and Corporate Governance Committee, criteria for membership on the Nominating and Corporate Governance Committee, how often the Nominating and Corporate Governance Committee shall meet and the key responsibilities of the Nominating and Corporate Governance Committee, all consistent with the requirements of the Certification of Incorporation and these By-laws.

(d) The Nominating and Corporate Governance Committee shall meet not less than four times per year.

(e) Members of the Nominating and Corporate Governance Committee shall attend an annual education program, as provided or approved by the Board or a committee of the Board, based on recommendations from the Nominating and Corporate Governance Committee.

(f) The Nominating and Corporate Governance Committee shall have sole authority to retain and terminate the Committee’s independent advisors and/or legal counsel, as it deems necessary or appropriate, including sole authority to approve such advisors’ and/or counsel’s fees and other retention terms.

(g) The chairman of Nominating and Corporate Governance Committee shall be elected annually, with a term limit of five years, though such individual may remain a member of the Nominating and Corporate Governance Committee beyond such time.

(h) The chairman of the Nominating and Corporate Governance Committee shall be expected to devote substantial time to the work of the committee, including meetings or discussions with analysts, stockholders, advisors to the Nominating and Corporate Governance Committee or others, as required.

SECTION 6. Risk Management Committee. (a) The Risk Management Committee shall oversee the Corporation’s management of risk and disclosure relating thereto and perform the duties and responsibilities set forth in the Certificate of Incorporation and the Risk Management Committee Charter.

(b) The Risk Management Committee shall consist of three or more Independent Directors, each of whom shall have experience in the identification, evaluation or control of risk and telecom issues.

(c) The Board shall adopt a written charter of the Risk Management Committee, which shall set forth the purpose of the Risk Management Committee, criteria for membership on the Risk Management Committee, how often the Risk Management Committee shall meet and the key responsibilities of the Risk Management Committee, all consistent with the requirements of the Certification of Incorporation and these By-laws.

(d) The Risk Management Committee shall meet not less than six times per year.

(e) Members of the Risk Management Committee shall attend an annual education program, as provided or approved by the Nominating and Corporate Governance Committee, based on recommendations of the Risk Management Committee.

(f) The Risk Management Committee shall have sole authority to retain and terminate the Committee’s independent advisors and/or legal counsel, as it deems necessary or appropriate, including sole authority to approve such advisors’ and/or counsel’s fees and other retention terms.

(g) The chairman of the Risk Management Committee shall be elected annually, with a term limit of five years, though such individual may remain a member of the Risk Management Committee beyond such time.

(h) The chairman of the Risk Management Committee shall be expected to devote substantial time to the work of the committee, including meetings or discussions with analysts, stockholders, advisors to the Risk Management Committee or others, as required.

SECTION 7. Procedures, Quorum and Manner of Acting. Except as expressly provided in the Certificate of Incorporation or these By-laws, each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board.

SECTION 8. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board may be taken without a meeting if all the members of the committee consent thereto in writing or by electronic transmission, and the writing or transmission is filed with the minutes of proceedings of the committee.

SECTION 9. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board.

ARTICLE IV

Officers

SECTION 1. Election and Qualifications. The Board shall elect the officers of the Corporation, which shall include a CEO and a Secretary, and may include, by election or appointment, a President, a Chief Operating Officer, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and any other officers as the Board may from time to time deem proper. In addition, subordinate officers and other agents and employees may be appointed pursuant to Section 4, below. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board or the CEO. Any two or more offices may be held by the same person except the offices of CEO and Secretary.

SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified or until their earlier resignation or removal. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board. The remuneration of all officers of the Corporation may be fixed by the Board or in such manner as the Board shall provide.

SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Board Chairman, CEO or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

SECTION 4. Chief Executive Officer. The CEO of the Corporation shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 5. President. The President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of such office, and shall have such other authority as from time to time may be assigned by the Board or the CEO.

SECTION 6. Chief Operating Officer. The Chief Operating Officer may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of such office, and shall have such other authority as from time to time may be assigned by the Board or the CEO.

SECTION 7. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of such office, and shall have such other authority as from time to time may be assigned by the Board or the CEO.

SECTION 8. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board or the CEO.

SECTION 9. Secretary. The Secretary shall in general have all the duties incident to the position of Secretary and such other duties as may be assigned by the Board or the CEO.

SECTION 10. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board shall from time to time prescribe.

ARTICLE V

Executive Compensation

SECTION 1. Retention Payments. With the exception of the

Corporation’s obligations for retention payments that survive the Effective Date, the Corporation shall not offer or make retention payments to any existing or prospective employee, except in the context of: (i) acquisitions; (ii) divestitures; (iii) facility closings; or (iv) other events where the Board determines that a retention program is in the best interests of the Corporation.

SECTION 2. Long Term Equity Retention. Senior management employees (those employees who report directly to the CEO, Chief Operating Officer or the Board) shall retain an amount of equity which equals at least 75% of the net after-tax value of all equity awards received from the Corporation until a date at least six months following the termination of their employment, other than sales of such equity awards in hardship situations approved by the Board or a committee of the Board.

The Board or a committee of the Board may set forth in a Corporate Policy retention requirements for other levels of employees. The Board or a committee of the Board shall set forth in a Corporate Policy mandatory levels of stock ownership to be reached and maintained by different levels of management.

SECTION 3. Employment Contracts. The Corporation shall not (a) enter into any employment contract with any existing or prospective employee that automatically renews until either the Corporation or the employee terminates such contract or (b) enter into any employment contract with an employment term of more than three years.

ARTICLE VI

     Directors and employees of the Corporation or any of its subsidiaries are prohibited from engaging in derivative transactions relating to the Corporation’s securities.

ARTICLE VII

Books and Records

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in these By-laws and by such officer or agent as shall be designated by the Board.

SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or by electronic transmission, or mailed to each stockholder, in each case in accordance with these By-laws, at the stockholder’s address as it appears on the records of the Corporation.

SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VIII

Certificates Representing Stock

SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the CEO, or the Chief Operating Officer, or the President, or Vice-President, and by the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may arrange for the disposition of fractional interests by those entitled thereto, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4. Regulations. The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of any lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE IX

Dividends

                       Subject always to provisions of law, the Certificate of Incorporation and any applicable Corporate Policy concerning the annual or targeted level of dividend payments to stockholders, the Board shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise.

ARTICLE X

Electronic Transmission

                        For the purposes of these By-laws, electronic transmission shall mean any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE XI

Ratification

                        Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE XII

Corporate Seal

                        The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of such corporate seal.

ARTICLE XIII

Fiscal Year

                        The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board. Unless otherwise fixed by the Board, the fiscal year of the Corporation shall be the calendar year.

ARTICLE XIV

Waiver of Notice

                        Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XV

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board, the Chief Financial Officer of the Corporation (the “CFO”) or any person designated by the CFO, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of the CFO, or other person so designated by the Treasurer.

SECTION 2. Contracts. The Board may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The CEO or any other person designated by the CEO or the Board shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation. The CEO or any other person authorized by proxy or power of attorney executed and delivered by the CEO or the Board on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person.

SECTION 4. Financial Reports. The Board may appoint the CFO or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XVI

Amendments

                        The Board shall have power to adopt, amend or repeal By-laws. By-laws adopted by the Board may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board.